EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-121064) of our report dated March 8, 2005, included in the Annual Report on Form 10-K of Centrue Financial Corporation for the year ended December 31, 2004.

Champaign, Illinois March 25, 2005	McGLADREY & PULLEN, LLP

McGladrey & Pullen, LLP is a member firm of RSM International -
an affiliation of separate and independent legal entities.